FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 or 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) April 14, 1998



                          ANCHOR FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



          South Carolina                0-13759             57-0778015
 (State or other jurisdiction of     (Commission         (I.R.S. Employer
  incorporation or organization)     File Number)     Identification number)



  2002 Oak St., Myrtle Beach, S. C.                           29577
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code  (843) 448-1411

ITEM 5.  OTHER EVENTS

On April 14, 1998, Anchor Financial Corporation (the "Corporation") announced that it executed a definitive Agreement and Plan of Merger with ComSouth Bankshares, Inc. ("ComSouth"), Columbia, South Carolina, dated April 14, 1998 (the "Agreement"). The Agreement was unanimously approved by the boards of directors of both companies.

The Agreement provides that the proposed transaction is to be accounted for as a pooling of interests and is to be a tax-free exchange of 0.75 shares of Anchor Financial Corporation common stock for each outstanding share of ComSouth common stock. In addition, each outstanding and unexercised option to purchase a share of ComSouth common stock will be converted into and become an option to purchase Anchor common stock, adjusted on a basis to reflect the exchange ratio. The transaction is expected to be completed in the third quarter of 1998 subject to the approval of shareholders of both companies and appropriate regulatory agencies. For information regarding the terms of the transaction, reference is made to the Agreement and the news release, dated April 14, 1998, attached to this Report as Exhibits 2 and 99, respectively.

After consummation, ComSouth's two banks, The Bank of Charleston, N.A., located at 276 East Bay Street, Charleston, South Carolina and The Bank of Columbia, N.A., located at 1350 Main Street, Columbia, South Carolina will become part of the Corporation's banking network. The Corporation does not anticipate significant changes in ComSouth's current banking routine. Four current directors of ComSouth or its subsidiary banks will join the Anchor Financial Corporation board of directors upon completion of the merger. Arthur P. Swanson, president and chief executive officer of the Bank of Charleston, and J. Michael Kapp, president and chief executive officer of the Bank of Columbia, will remain in charge of operations in those cities.

Based on March 31, 1998 figures, the Corporation will be approximately $842 million in total assets after the merger is completed.

Anchor Financial Corporation, with assets of $624.7 million at March 31, 1998, is the parent of The Anchor Bank, which operates nineteen banking offices in South Carolina and North Carolina. The Anchor Bank offers a full line of banking products and services.

ComSouth, with assets of $217 million at March 31, 1998, is the parent of The Bank of Charleston, N.A. and The Bank of Columbia, N.A. Both of ComSouth's subsidiary banks offer a full line of banking products and services.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

             (a)  Financial statements - not applicable.
             (b)  Pro forma financial information - not applicable.
             (c)  Exhibits:
                  (2)      Agreement and Plan of Merger, dated April 14, 1998
                  (99) News release issued by Anchor Financial Corporation, dated April 14, 1998

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            /s/ John J. Moran
                                            ------------------------------------
                                            John J. Moran, Senior Vice President
                                             and Comptroller

Date:  April 16, 1998
       --------------

                                 EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

                                     between

                          ANCHOR FINANCIAL CORPORATION

                                       and

                            COMSOUTH BANKSHARES, INC.

                              dated April 14, 1998

                                TABLE OF CONTENTS

                                                                        Page

PREAMBLE...................................................................1

RECITALS...................................................................1

DEFINITIONS................................................................2

ARTICLE I.    MERGER.......................................................7
         1.1      THE MERGER...............................................7
         1.2      EFFECTIVE DATE...........................................7

ARTICLE II.   MERGER CONSIDERATION.........................................7
         2.1      CONSIDERATION............................................7
         2.2      SHAREHOLDER RIGHTS; STOCK TRANSFERS......................8
         2.3      FRACTIONAL SHARES........................................8
         2.4      EXCHANGE PROCEDURES......................................8
         2.5      DISSENTING SHARES........................................9
         2.6      RESERVATION OF RIGHT TO REVISE TRANSACTION...............9
         2.7      OPTIONS..................................................9
         2.8      ANTI-DILUTION ADJUSTMENTS...............................10

ARTICLE III.  COMSOUTH ACTIONS PENDING CONSUMMATION.......................11
         3.1      CAPITAL STOCK...........................................11
         3.2      DISTRIBUTIONS...........................................11
         3.3      LIABILITIES.............................................11
         3.4      OPERATIONS..............................................11
         3.5      LIENS AND ENCUMBRANCES..................................11
         3.6      EMPLOYMENT ARRANGEMENTS.................................12
         3.7      BENEFIT PLANS...........................................12
         3.8      CONTINUANCE OF BUSINESS.................................12
         3.9      AMENDMENTS..............................................12
         3.10     CLAIMS..................................................12
         3.11     CONTRACTS...............................................12
         3.12     LOANS...................................................13

ARTICLE IV.   ANCHOR ACTIONS PENDING CONSUMMATION.........................13

ARTICLE V.    REPRESENTATIONS AND WARRANTIES..............................13
         5.1      COMSOUTH'S REPRESENTATIONS AND WARRANTIES...............13
         5.2      ANCHOR'S REPRESENTATIONS AND WARRANTIES.................25
         5.3      EXCEPTIONS TO REPRESENTATIONS...........................28

                                                                        Page


ARTICLE VI.   COVENANTS...................................................29
         6.1      BEST EFFORTS............................................29
         6.2      THE PROXY...............................................29
         6.3      REGISTRATION STATEMENT - COMPLIANCE
                  WITH SECURITIES LAWS....................................29
         6.4      REGISTRATION STATEMENT EFFECTIVENESS....................30
         6.5      PRESS RELEASES..........................................30
         6.6      ACCESS; INFORMATION.....................................30
         6.7      ACQUISITION PROPOSALS...................................31
         6.8      REGISTRATION STATEMENT PREPARATION; REGULATORY
                  APPLICATIONS PREPARATION................................32
         6.9      APPOINTMENT OF DIRECTORS................................32
         6.10     EMPLOYMENT AGREEMENTS...................................32
         6.11     BLUE-SKY FILINGS........................................32
         6.12     AFFILIATE AGREEMENTS....................................33
         6.13     TAKEOVER LAW............................................33
         6.14     NO RIGHTS TRIGGERED.....................................33
         6.15     SHARES LISTED...........................................33
         6.16     CURRENT INFORMATION.....................................33
         6.17     SEVERANCE...............................................34
         6.18     INDEMNIFICATION.........................................34

ARTICLE VII.  CONDITIONS TO CONSUMMATION
  OF THE MERGER...........................................................34
         7.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS..................34
         7.2      CONDITIONS TO OBLIGATIONS OF ANCHOR.....................36
         7.3      CONDITIONS TO OBLIGATIONS OF COMSOUTH...................37

ARTICLE VIII. TERMINATION.................................................38
         8.1      EVENTS OF TERMINATION...................................38
         8.2      CONSEQUENCES OF TERMINATION.............................41

ARTICLE IX.   OTHER MATTERS...............................................41
         9.1      SURVIVAL................................................41
         9.2      WAIVER; AMENDMENT.......................................41
         9.3      COUNTERPARTS............................................42
         9.4      GOVERNING LAW...........................................42
         9.5      EXPENSES................................................42
         9.6      CONFIDENTIALITY.........................................42
         9.7      NOTICES.................................................42
         9.8      ENTIRE UNDERSTANDING; NO THIRD PARTY
                  BENEFICIARIES...........................................43
         9.9      HEADINGS................................................43
                                      -ii-

                          AGREEMENT AND PLAN OF MERGER


         THIS  AGREEMENT  AND PLAN OF  MERGER,  dated as of April 14,  1998 (the
"Agreement"), is made and entered into by and between ANCHOR FINANCIAL CORPORATION ("Anchor"), a South Carolina corporation, and COMSOUTH BANKSHARES, INC. ("ComSouth"), a South Carolina corporation.

                                    PREAMBLE

         The management and Boards of Directors of Anchor and ComSouth believe, respectively, that the business combination transaction provided for herein, in which ComSouth will, subject to the terms and conditions set forth herein, merge with and into Anchor so that Anchor is the surviving corporation in the Merger, is in the best interests of Anchor and ComSouth's shareholders.

                                    RECITALS

         A. ANCHOR. Anchor is a corporation duly organized and validly existing under South Carolina law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal offices located at 2002 Oak Street, Myrtle Beach, South Carolina. As of the date of this Agreement, Anchor has 7,000,000 authorized shares of common stock, par value $6.00 per share ("Anchor Common Stock") (no other class of capital stock being authorized), of which 3,890,323 shares of Anchor Common Stock are issued and outstanding and of which 388,784 shares are subject to issuance pursuant to certain stock options.
         B. COMSOUTH. ComSouth is a corporation duly organized and validly existing under South Carolina law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, with its principal executive offices located at 1136 Washington Street, Suite 200, Columbia, South Carolina. As of the date of this Agreement, ComSouth has 75,000,000 authorized shares of common stock, no par value per share ("ComSouth Common Stock") (with preferred stock being authorized but no shares of which are issued), of which 2,341,320 shares of ComSouth Common Stock are issued and outstanding and of which 214,254 shares of ComSouth Common Stock are subject to issuance pursuant to certain stock options.

         C. APPROVALS. At meetings of the respective Boards of Directors of Anchor and ComSouth, each such Board has approved and authorized the execution of this Agreement.
         D. INTENTION OF THE PARTIES. The parties intend the Merger to qualify, for accounting purposes, as a "pooling of interests." The parties intend the Merger to qualify, for federal income tax purposes, as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.
         In consideration of their mutual promises and obligations, Anchor and ComSouth agree as follows:

                                   DEFINITIONS

         A. DEFINITIONS. Capitalized terms used in this Agreement have the following meanings:
            "Acquisition Proposal" has the meaning assigned in Section 6.7(A).
             --------------------
            "Agreement" means this Agreement and Plan of Merger.
             ---------
            "Anchor" means Anchor Financial Corporation, a South Carolina
             ------
corporation.
            "Anchor Common Stock" has the meaning assigned in Recital A.
             -------------------
            "Anchor Financial Reports" has the meaning assigned in
             ------------------------
Section 5.2(G).
            "Anchor Option" has the meaning assigned in Section 2.7.
             -------------
            "Appraisal Laws" has the meaning assigned in Section 2.5.
             --------------
            "Asset Classification" has the meaning assigned in Section 5.1(5).
             --------------------
            "Charleston Bank" means The Bank of Charleston, a national banking
             ---------------
 association.
            "Code" has the meaning assigned in Section 5.1(P)(2).
             ----
            "Columbia Bank" means The Bank of Columbia, a national banking
             -------------
 association.
            "Compensation and Benefit Plans" has the meaning assigned in
             ------------------------------
Section 5.1(P)(1).
            "ComSouth" means ComSouth Bankshares, Inc., a South Carolina
             --------
corporation.

            "ComSouth Common Stock" has the meaning assigned in Recital B.
             ---------------------
            "ComSouth Financial Reports" has the meaning assigned in Section
             --------------------------
5.1(H).
            "ComSouth Option" has the meaning assigned in Section 2.7.
             ---------------
            "Dissenting  Shares"  means the shares of ComSouth  Common Stock
             ------------------
held by those shareholders of ComSouth who have timely and properly exercised their dissenters' rights in accordance with the Appraisal Laws.
            "Effective Date" has the meaning  assigned in Section 1.2.
             --------------
            "Eligible  ComSouth Common  Stock" means shares of ComSouth
             --------------------------------
Common Stock validly issued and outstanding on the Effective Date other than Dissenting Shares.
            "Employment Agreement" means Exhibit C.
             --------------------
            "Environmental  Law" means (1) any federal state, and/or local
             ------------------
law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect, including the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, and (2) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

            "ERISA" has the meaning assigned in Section 5.1(P)(2).
             -----
            "ERISA Affiliate" has the meaning assigned in Section 5.1(P)(3).
             ---------------
            "ERISA Plans" has the meaning assigned in Section 5.1(P)(2).
             -----------
            "Exchange Act" means the  Securities  Exchange Act of 1934, as
             ------------
amended, together with the rules and regulations promulgated under such statute.
            "Exchange Agent" has the meaning assigned in Section 2.4.
             --------------
            "Exchange Ratio" has the meaning assigned in Section 2.1(B).
             --------------
            "FDIC" means the Federal Deposit Insurance Corporation.
             ----
            "Federal Reserve Board" means the Board of Governors of the
             ---------------------
Federal Reserve System.
            "GAAP" means generally accepted accounting principles
             ----
consistently applied.
            "Hazardous Material" means any substance presently listed,
             ------------------
defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, including any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.
            "Joint Proxy Statement" has the meaning assigned in Section 6.2.
             ---------------------
            "Loan/Fiduciary   Property"   means  any  property   owned  or
             -------------------------
controlled by ComSouth or either of its Subsidiaries or in which ComSouth or either of its Subsidiaries holds a security or other interest, and, where required by the context, includes any such property where ComSouth or either of its Subsidiaries constitutes the owner or operator of such property, but only with respect to such property.
            "Material Adverse Effect" means, with respect to any Party, an
             -----------------------
event, occurrence or circumstance (including (i) the making of any provisions for possible loan and lease losses, write-downs of other real estate owned and taxes, and (ii) any breach of a representation or warranty contained in this Agreement by such Party) that (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of such Party and its Subsidiaries, taken as a whole, or

(b) would materially impair such party's ability to perform its obligations under this Agreement or the consummation of any of the transactions contemplated by this Agreement.
            "Meeting" has the meaning assigned in Section 6.2.
             -------
            "Merger" has the meaning assigned in Section 1.1.
             ------
            "Multiemployer Plans" has the meaning assigned in Section 5.1(P)(2).
             -------------------
            "NASDAQ" means the National Association of Securities Dealers
             ------
Automated Quotations system.
            "OCC" means the Office of the Comptroller of the Currency.
             ---
            "Participation  Facility" means any facility in which ComSouth
             -----------------------
or its Subsidiaries participates in the management and, where required by the context, includes the owner or operator of such facility.
            "Party" means a party to this Agreement.
             -----
            "Pension Plan" has the meaning assigned in Section 5.1(P)(2).
             ------------
            "Person" means any individual,  corporation  (including any
             ------
non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental body, or other entity.

            "Registration Statement" has the meaning assigned in Section 6.2.
             ----------------------
            "Regulatory  Authorities"  means federal or state governmental
             -----------------------
agencies, authorities or departments charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits.
            "Rights" means  securities or obligations  convertible into or
             ------
exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock.
            "Schedule"  refers  to  information  provided  by a Party in a
             --------
Schedule  that  is  delivered  contemporaneously  with  the  execution  of  this
Agreement.
            "Securities Act" means the Securities Act of 1933, as amended,
             --------------
together with the rules and regulations promulgated under such statute.
            "SEC" means the Securities and Exchange Commission.
             ---

            "Subsidiary"   means,   with  respect  to  any  entity,   each
             ----------
partnership, limited liability company, or corporation the majority of the outstanding partnership interests, membership interests, capital stock or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned, directly or indirectly, at the time in question by such entity.
            "Tax Returns" has the meaning assigned in Section 5.1(Z).
             -----------
            "Taxes" means federal,  state, local or foreign income,  gross
             -----
receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the respective Party or its Subsidiaries, together with any interest, additions, or penalties relating to such taxes and any interest charged on those additions or penalties.
         B. GENERAL INTERPRETATION. Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise, the following rules of interpretation apply: (i) the terms defined in this Agreement include the plural as well as the singular; (ii) the phrase "in this Agreement" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and (iii) references in this Agreement to Articles, Sections, Schedules, and Exhibits refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they will be deemed to be following by the words "without limitation." Unless otherwise stated references to Subsections refer to the Subsections of the Section in which the reference appears. All pronouns used in this Agreement include the masculine, feminine and neuter gender, as the context requires

                                ARTICLE I. MERGER

         1.1 THE MERGER. Subject to the provisions of this Agreement and in accordance with the terms of Section 33-11-101 of the Code of Laws of South Carolina of 1976, as amended (the "South Carolina Code"), on the Effective Date, ComSouth will merge with and into Anchor, under the Articles of Incorporation of Anchor (the "Merger"), and the resulting corporation will operate under the name "Anchor Financial Corporation" (the "Merged Company"). After the Effective Date, the Board of Directors of the Merged Company will consist of the directors of Anchor immediately preceding the Effective Date plus four additional directors to be designated from the current directors of ComSouth or its Subsidiary banks. ComSouth may offer suggestions to Anchor, and Anchor shall make the final designation of such directors.
         1.2 EFFECTIVE DATE. Unless the Parties agree upon another date, the "Effective Date" will be the tenth business day after the fulfillment or waiver of all conditions precedent set forth in, and the granting of all approvals (and expiration of any waiting period) required by, Article VII of this Agreement. A business day is any day other than a Saturday, Sunday or legal holiday in the State of South Carolina. If the Merger is not consummated in accordance with this Agreement on or before December 31, 1998, Anchor or ComSouth may terminate this Agreement in accordance with Article VIII.

                        ARTICLE II. MERGER CONSIDERATION

         2.1 CONSIDERATION. Subject to the provisions of this Agreement, on the Effective Date:
             (A)   OUTSTANDING  ANCHOR  COMMON  STOCK.  The  shares  of  Anchor
Common Stock issued and outstanding immediately prior to the Effective Date will, on and after the Effective Date, remain as issued and outstanding shares of Anchor Common Stock.
             (B)   OUTSTANDING COMSOUTH COMMON STOCK. Except as provided below in Section 2.3, each share of Eligible ComSouth Common Stock issued and outstanding immediately prior to the Effective Date will, by virtue of the Merger, automatically and without any action on the part of the holder of the share, be converted into the right to receive 0.75 shares of Anchor Common Stock (the "Exchange Ratio").
         2.2 SHAREHOLDER RIGHTS; STOCK TRANSFERS. On the Effective Date, all shares, other than Dissenting Shares, of ComSouth Common Stock issued and outstanding immediately prior to the Effective Date will be converted into shares of Anchor Common Stock in accordance with Section 2.1(B) by virtue of the Merger. After the Effective Date, there will be no transfers on the stock transfer books of ComSouth of the shares of ComSouth Common Stock that were issued and outstanding immediately prior to the Effective Date.
         2.3 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no fractional shares of Anchor Common Stock and no certificates or other evidence of ownership of such fractional shares will be issued in the Merger. Anchor will pay to each holder of ComSouth Common Stock who would otherwise be entitled to a fractional share an amount in cash (without interest) determined by multiplying such fractional part of a share of Anchor Common Stock by the closing price of Anchor Common Stock on the Effective Date on The Nasdaq Stock Market (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Anchor).
         2.4 EXCHANGE PROCEDURES. As promptly as practicable after the Effective Date, Anchor will send or cause to be sent to each former shareholder of ComSouth of record immediately prior to the Effective Date transmittal materials for use in exchanging such shareholder's certificates for Anchor Common Stock for the consideration set forth in this Article II. The certificates representing the shares of Anchor Common Stock for which shares of such shareholder's ComSouth Common Stock are exchanged on the Effective Date, and any fractional share checks that such shareholder will be entitled to receive will be delivered to such shareholder only upon delivery to Anchor's exchange agent (the "Exchange Agent") of the certificates representing all such shares of ComSouth Common Stock (or indemnity satisfactory to Anchor and the Exchange
Agent, in their judgment, if any of such certificates are lost, stolen or destroyed). Certificates surrendered for exchange by any person constituting an "affiliate" of ComSouth for purposes of Rule 145 of the Securities Act will not be exchanged for certificates representing Anchor Common Stock until Anchor has received a written agreement from such person as specified in Section 6.12.
         2.5 DISSENTING SHARES. Notwithstanding anything to the contrary in this Agreement, each Dissenting Share whose holder, as of the Effective Date of the Merger, has not effectively withdrawn or lost his dissenters' rights under
Section 33-13-102 of the South Carolina Code (the "Appraisal Laws") will not be converted into or represent a right to receive Anchor Common Stock, but the holder of such Dissenting Share will be entitled only to such rights as are granted by the Appraisal Laws. Each holder of Dissenting Shares who becomes entitled to payment for his ComSouth Common Stock pursuant to the provisions of the Appraisal Laws will receive payment for such Dissenting Shares from Anchor (but only after the amount of payment is agreed upon or finally determined pursuant to the Appraisal Laws).
         2.6 RESERVATION OF RIGHT TO REVISE TRANSACTION. In its sole discretion, and notwithstanding any other provision of this Agreement to the contrary, Anchor may at any time change the method of effecting its acquisition of ComSouth, but no such change will (A) change the amount or kind of consideration to be issued to holders of ComSouth Common Stock as provided for in this Agreement, or (B) adversely affect the tax treatment to the ComSouth shareholders as a result of receiving such consideration. If Anchor elects to change the method of acquisition, ComSouth will cooperate with and assist Anchor with any necessary amendment to this Agreement, and with the preparation and filing of such applications, documents, instruments and notices as may be necessary or desirable, in the opinion of counsel for Anchor, to obtain all necessary shareholder approvals and approvals of any regulatory agency, administrative body or governmental entity.
         2.7 OPTIONS. On the Effective Date, by virtue of the Merger and without any action on the part of any holder of an option, each option granted by ComSouth to purchase shares of ComSouth Common Stock ("ComSouth Option") that has been outstanding and unexercised will be converted into and become an option to purchase Anchor Common Stock ("Anchor Option") on the same terms and conditions as are in effect with respect to the ComSouth Options immediately prior to the Effective Date, except that (A) each such Anchor Option may be exercised solely for shares of Anchor Common Stock, (B) the number of shares of Anchor Common Stock subject to such Anchor Options will be equal to the number of shares of ComSouth Common Stock subject to such ComSouth Options immediately prior to the Effective Date, multiplied by the Exchange Ratio, the product being rounded, if necessary, up or down to the nearest whole share, and (C) the per share exercise price under each such Anchor Option will be adjusted by dividing the per share exercise price of the ComSouth Option by the Exchange Ratio, and rounding up or down to the nearest cent. The number of shares of ComSouth Common Stock that are issuable upon exercise of ComSouth Options as of the date of this Agreement are disclosed in Schedule 2.7.
         2.8 ANTI-DILUTION ADJUSTMENTS. In the event Anchor changes the number of shares of Anchor Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend or similar recapitalization with respect to Anchor Common Stock, and the record date therefore (in the case of a stock dividend) or the effective date thereof (in the case of stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

               ARTICLE III. COMSOUTH ACTIONS PENDING CONSUMMATION

         Unless otherwise agreed to in writing by Anchor, ComSouth and its Subsidiaries will conduct their business in the ordinary and usual course consistent with past practice and will use their best efforts to maintain and preserve their business organizations, employees and advantageous business relationships and retain the services of their officers and key employees identified by Anchor, and ComSouth, without the prior written consent of Anchor, will not:
         3.1 CAPITAL  STOCK.   Issue,   sell  or  otherwise  permit  to  become
outstanding any additional shares of capital stock of ComSouth, except pursuant to the exercise of stock options outstanding on the date hereof, or grant any Rights with respect to its capital stock, or enter into any agreement to do any of the foregoing, or permit any additional shares of ComSouth Common Stock to become subject to grants of employee stock options, stock appreciation rights or similar stock-based employee compensation rights.
         3.2 DISTRIBUTIONS. Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of, or issue, any additional shares of its capital stock or grant any Rights with respect to its capital stock.

         3.3 LIABILITIES.  Other  than  in  the  ordinary  course  of  business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual corporation or other entity.
         3.4 OPERATIONS. Except as may be directed by any regulatory agency, (A) change its lending, investment, liability management or other material banking policies in any material respect, or (B) commit to incur any capital expenditures other than in the ordinary course of business and not exceeding $15,000 individually or $25,000 in the aggregate.
         3.5 LIENS AND ENCUMBRANCES. Impose, or suffer the imposition, on any shares of stock of any of its Subsidiaries, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist, except such liens, charges or encumbrances occurring in the ordinary course of business which do not have a material adverse effect on ComSouth.
         3.6 EMPLOYMENT ARRANGEMENTS. Hire any new employees, increase the number of full time employees disclosed in Schedule 3.6, enter into or amend any employment, severance or similar agreement or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, amend the terms of any ComSouth Option or increase any employee benefit (including incentive or bonus payments), except normal individual increases in regular compensation to employees in the ordinary course of business consistent with past practice or as disclosed in Schedule 3.6.
         3.7 BENEFIT PLANS. Enter into or modify (except as may be required by applicable law or to continue coverage) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including taking any action that accelerates the vesting or exercise of any benefits payable thereunder.
         3.8 CONTINUANCE OF BUSINESS. Dispose of or discontinue any portion of its assets, business or properties, that is material to ComSouth or any one of its

Subsidiaries taken as a whole, or merge or consolidate with, or acquire all or any portion of, the business or property of any other entity that is material to ComSouth or any one of its Subsidiaries taken as a whole (except foreclosures or acquisitions by Comsouth or any one of its Subsidiaries in its fiduciary capacity, in each case in the ordinary course of business consistent with past practice).
         3.9  AMENDMENTS.  Amend its Articles of Incorporation or Bylaws.
         3.10 CLAIMS. Settle any claim, litigation, action or proceeding involving any liability for material money damages or restrictions upon the operations of ComSouth.
         3.11 CONTRACTS. Enter into, renew, terminate or make any change in any material contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to contracts, agreements and leases that are terminable by it without penalty on no more than 60 days prior written notice.
         3.12 LOANS. Extend credit or account for loans and leases other than in accordance with existing lending policies and accounting practices. With regard to any new extension of credit in excess of $500,000, the Chief Financial Officer of ComSouth will report to the Chief Financial Officer of Anchor, as expeditiously as possible, the substance and nature of the transaction for the purpose of keeping Anchor abreast of the ongoing credit quality at ComSouth.

                 ARTICLE IV. ANCHOR ACTIONS PENDING CONSUMMATION

         From the date of this Agreement until the earlier of the Effective Date or the termination of this Agreement, Anchor will continue to conduct the business of Anchor and its Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of Anchor Common Stock and the business prospects of Anchor, and will not: (1) make any distributions with respect to its capital stock except its regular quarterly dividends made in accordance with its past practices; or (2) take any action which would materially adversely affect the ability of Anchor or ComSouth to obtain any regulatory approvals or other consents required for the Merger described in this Agreement without imposition of any condition or restriction that would adversely impact the transactions contemplated hereby or prevent the Merger from qualifying as a pooling of interests for accounting purposes or as a tax free organization within the meaning of Section

368(a)(1)(A) of the Internal Revenue Code, or materially adversely affect the ability of any party to this Agreement to perform its covenants or agreements under this Agreement.

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

         5.1 COMSOUTH'S REPRESENTATIONS AND WARRANTIES. ComSouth hereby represents and warrants to Anchor as follows:
             (A) RECITALS. The facts set forth in the Recitals of this Agreement with respect to ComSouth are true and correct.
             (B) ORGANIZATION, STANDING AND AUTHORITY. ComSouth is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. ComSouth and its Subsidiaries have in effect all federal state, local and foreign governmental authorizations necessary for them to own or lease their properties and assets and to carry on their businesses as they are now conducted. The Columbia Bank and the Charleston Bank are "insured depository institutions" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations under such statute, and their deposits are insured by the Bank Insurance Fund of the FDIC.
             (C)    SHARES.  The outstanding shares of ComSouth's capital
stock are validly issued and outstanding, fully paid and nonassessable and are not subject to preemptive rights of ComSouth's shareholders. Except as ComSouth disclosed in Schedule 5.1(C), there are no shares of capital stock or other equity securities of ComSouth outstanding and no outstanding Rights with respect to its capital stock or other equity securities.
             (D) SUBSIDIARIES. ComSouth has two Subsidiaries, The Bank of Columbia and The Bank of Charleston.
             (E) CORPORATE POWER. ComSouth has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.
             (F)    CORPORATE AUTHORITY. Subject to any necessary receipt
of approval by its shareholders referred to in Section 7.1(A), this Agreement has been authorized by all  necessary  corporate  action of ComSouth,  and this
Agreement is a valid and binding agreement of ComSouth, enforceable against ComSouth in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.
             (G)    NO   DEFAULTS.   Subject  to  the   approval  by  its
shareholders referred to in Section 7.1(A), the required regulatory approvals referred to in Section 7.1(B), and the required filings under federal and state securities laws, and except as set forth on Schedule 5.1(G), the execution, delivery and performance of this Agreement and the consummation by ComSouth of the transactions contemplated by this Agreement do not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of ComSouth or to which ComSouth or its properties is subject or bound, (2) constitute a breach or violation of, or a default under its articles of incorporation or bylaws, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.
             (H) FINANCIAL REPORTS. ComSouth's audited consolidated statements of financial condition and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal year ended December 31, 1997 (collectively, the "ComSouth Financial Reports") do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets in or incorporated by reference into the ComSouth Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of ComSouth as of its date, and each of the consolidated statements of income and changes in shareholders' equity and cash flows (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and cash flows, as the case may be, for the periods set forth therein, in accordance with GAAP.

             (I)    ABSENCE  OF  UNDISCLOSED  LIABILITIES.  Except as set
forth on Schedule 5.1(I), ComSouth has no obligation or liability (contingent or otherwise) except (1) as reflected in the ComSouth Financial Reports prior to the date of this Agreement, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1997.
             (J) NO EVENTS. Since December 31, 1997, no event has occurred that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on ComSouth.
             (K)    PROPERTIES.  ComSouth has good and marketable  title,
free and clear of all liens, encumbrances, charges, defaults, or equities of any character, to all of the properties and assets, tangible and intangible, reflected in the ComSouth Financial Reports as being owned by ComSouth as of the dates of the ComSouth Financial Reports, except those sold or otherwise disposed of in the ordinary course of business. All buildings and all material fixtures, equipment, and other property and assets that are held under leases or subleases by ComSouth are held under valid leases or subleases enforceable in accordance with their respective terms.
             (L) LITIGATION. Except as disclosed in Schedule 5.2(L), before the date of this Agreement:
                    (1) no criminal or administrative investigations or hearings, before or by any Regulatory Authorities, or civil, criminal or administrative actions, suits, claims or proceedings, before or by any person (including any Regulatory Authority) are pending or, to the knowledge of its executive officers, threatened, against it (including under the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, or any fair lending law or other law relatingto discrimination); and
                    (2)  neither  ComSouth or either of its  Subsidiaries
nor any of their officers, directors, controlling persons, nor any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of ComSouth or either of its Subsidiaries, and they have not been advised by any such Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.
             (M)    COMPLIANCE WITH LAWS.  ComSouth and its Subsidiaries:
                    (1) are in compliance, in the conduct of their businesses, with all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees, including the Bank Secrecy Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure act and all applicable fair lending laws or other laws relating to discriminations;
                    (2) have all permits, licenses, certificates of authority, orders, and approvals of, and have made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit them to carry on their businesses as they are presently conducted;
                    (3)  have no notification or other  communication from
any Regulatory Authority (including any bank, insurance and securities regulatory authorities) or its staff (1) asserting a failure to comply with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, (2) threatening to revoke any license, franchise, permit or governmental authorization, or (3) threatening or contemplating revocation or limitation of, or that would have the effect of revoking or limiting, FDIC deposit insurance (nor do any grounds for any of the foregoing exist);
                    (4) are not required to notify any federal banking agency before adding directors to their boards of directors or employing senior executives (except notifications required as a result of the Merger); and
                    (5) have adopted and are implementing a program to address any problems associated with the capacity of the computer software operated by ComSouth and its Subsidiaries and their vendors to properly process transactions after December 31, 1999.

             (N) MATERIAL CONTRACTS. Neither ComSouth nor either of its Subsidiaries nor their assets, businesses or operations, is a party to, or bound or affected by, or receives benefits under, any material contract or agreement or amendment to such contract or agreement. ComSouth or either of its Subsidiaries is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. ComSouth or either of its Subsidiaries is not subject to or bound by any contract containing covenants that limit its ability to compete in any line of business or with any Person or that involve any restriction of geographical area in which, or method by which, it may carry on its business (other than as may be required by law or any applicable Regulatory Authority).
             (O) REPORTS. Since January 1, 1993, ComSouth and its Subsidiaries filed all reports and statements, together with any required amendments, that they were obligated to file with (1) the OCC, (2) the FDIC, (3) the Federal Reserve Board and (4) any other Regulatory Authorities having jurisdiction over ComSouth and/or its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modification filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules to the financial statements, complied with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.
             (P)    EMPLOYEE BENEFIT PLANS.
                    (1) Schedule 5.1(P)(1) contains a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained on contributed to by Comsouth and/or its Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans of ComSouth and/or its Subsidiaries, including any trust instruments and/or insurance contracts, if any, forming a part of such plans, and all related amendments, have been supplied to Anchor.
                    (2) All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of
Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of Comsouth and/or its Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the "Code") has received a favorable determination letter from the Internal Revenue Service, and ComSouth is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. ComSouth or either of its Subsidiaries has not engaged in a transaction with respect to any ERISA Plan that could subject ComSouth or either of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.
                    (3) No liability under Subtitle C or D of Title IV of
ERISA has been or is expected to be incurred by ComSouth or either of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or the single-employer plan of any entity which is considered one employer with ComSouth or either of its Subsidiaries under Section 4001(a)(15) of ERISA or Section 414 of the Code (an

"ERISA Affiliate"). ComSouth or either of its Subsidiaries does not presently contribute to a Multiemployer Plan, nor has it contributed to such a plan within the past five calendar years. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.
                    (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Comsouth or either of its Subsidiaries has not provided, or is not required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.
                    (5)  Under   each   Pension   Plan   which   is   a
single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material changes in the financial condition of such plan since the last day of the most recent plan year.
                    (6) ComSouth has no obligations for retiree health and life benefits under any plan, except as set forth in Schedule 5.1(P)(6). There are no restrictions on the rights of ComSouth to amend or terminate any such plan without incurring any liability under the plan.
                    (7) Except as set forth on Schedule 5.1(P)(7), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (a) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of ComSouth or its Subsidiaries under any Compensation and Benefit Plan or otherwise from ComSouth or its Subsidiaries, (b) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (c) result in any acceleration of the time of payment or vesting of any such benefit.
             (Q) NO KNOWLEDGE. ComSouth knows of no reason why the regulatory approvals referred to in Section 7.1(B) will not be obtained.
             (R)    LABOR AGREEMENTS.  ComSouth is neither a party to nor
bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is ComSouth the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organization activity.
             (S)    ASSET  CLASSIFICATION.   ComSouth  has  disclosed  to
Anchor in Schedule 5.1(S) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of ComSouth and its Subsidiaries that have been classified by them as of December 31, 1997 (the "Asset Classification"): and no amounts of loans, extensions of credit or other assets that have been classified as of December 31, 1997 by any regulatory examiner as "Other Loans Specially Mentioned," "Substandard," "Doubtful," "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extension of credit or other assets that were charged off by ComSouth and its Subsidiaries prior to December 31, 1997.
             (T) ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the consolidated balance sheet in the December 31, 1997, Financial Reports was, and the allowance for possible loan losses to be shown on subsequent Financial Reports will be, adequate in the opinion of the Board of Directors of ComSouth to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the dates noted.

             (U)    INSURANCE.  ComSouth has taken all  requisite  action
(including  the  making of claims  and the giving of  notices)  pursuant  to its directors' and officers' liability insurance policy or policies in order to preserve all rights under the policy or policies. Set forth in Schedule 5.1(U) is a list of all insurance policies maintained by or for the benefit of ComSouth and its Subsidiaries and their directors, officers, employees or agents.
             (V)    AFFILIATES.  Except as disclosed in Schedule  5.1(V),
there is no person who, as of the date of this Agreement, may be deemed to be an "affiliate" of ComSouth as that term is used in Rule 145 under the Securities Act.
             (W)    TAKEOVER LAWS, ARTICLES OF ASSOCIATION.  ComSouth has
taken all necessary action to exempt this Agreement, and the transactions contemplated by this Agreement from, and this Agreement and such transactions are exempt from (1) any applicable takeover laws, and (2) any takeover-related provisions of Comsouth's Articles of Incorporation.
             (X)    NO  FURTHER ACTION.  ComSouth has taken all action so
that entering into this Agreement and the consummation of the transactions contemplated by this Agreement (including the Merger) or any other action or combination of actions, or any other transactions, contemplated by this Agreement do not and will not (1) require a vote of shareholders (other than as set forth in Section 7.1(A)), or (2) result in the grant of any rights to any Person under the Articles of Incorporation or Bylaws of ComSouth under any agreement to which Comsouth is a party, or (3) restrict or impair in any way the ability of Anchor to exercise the rights granted under this Agreement.
             (Y)    ENVIRONMENTAL MATTERS.
                    (1) To ComSouth and its Subsidiaries' knowledge, the Participation Facilities and the Loan/Fiduciary Properties are, and have been, in compliance with all Environmental Laws.
                    (2)   There is no  proceeding  pending or, to ComSouth
and its Subsidiaries' knowledge, threatened before any court, governmental agency or board or other forum in which ComSouth or either of its Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or
(b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by ComSouth or either of its Subsidiaries or any Participation Facility.
                   (3)  There is no proceeding pending or, to ComSouth or
its Subsidiaries' knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or ComSouth or its
Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property.
                   (4)  To Comsouth or its  Subsidiaries'  knowledge,
there is no reasonable basis for any proceeding of a type described in subparagraph (2) or (3) of this paragraph (Y).
                   (5)  To  ComSouth  or  its  Subsidiaries'  knowledge,
during the period of (a) ownership or operation by ComSouth or either of its Subsidiaries of any of its current properties, (b) participation in the management of any Participation Facility by ComSouth or either of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by ComSouth or either of its Subsidiaries, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan Fiduciary Property.
                   (6)  To ComSouth or its Subsidiaries' knowledge, prior
to the period of (a) ownership or operation by ComSouth or either of its Subsidiaries of any of its current properties, (b) participation in the management of any Participation Facility by ComSouth or either of its Subsidiaries or (c) holding of a security or other interest in a Loan/Fiduciary Property by ComSouth or either of its Subsidiaries, there was no release of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan) Fiduciary Property.
             (Z)    TAX REPORTS. (1) All reports and returns with respect
to Taxes that are required to be filed by or with respect to ComSouth, including consolidated federal income tax returns of ComSouth, (collectively, the "Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, for periods ended on or prior to the most recent fiscal year-end, and such Tax Returns were true, complete and accurate, (2) all Taxes shown to be due on the Tax Returns have been paid in full, (3) the Tax
Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns except as reserved against in the Financial Reports, and (6) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of ComSouth.
             (AA)    ACCURACY OF INFORMATION.  The statements with respect
to ComSouth and its Subsidiaries contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of ComSouth and its Subsidiaries or any other Party pursuant to the terms of or relating to this Agreement are true and correct, and such statements and documents do not omit any fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.
             (BB)    DERIVATIVES CONTRACTS. ComSouth is not a party to nor
has it agreed to enter into a Derivatives Contract or to own securities that are referred to as "structured notes," except as set forth on Schedule 5.1(BB).
             (CC)    ACCOUNTING   CONTROLS.   ComSouth   has  devised  and
maintained systems of internal accounting controls sufficient to provide reasonable assurances that (1) all transactions are executed in accordance with management's general or specific authorization, (2) all transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, and to maintain proper accountability for items, (3) access to the material property and assets of ComSouth is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.
             (DD)    COMMITMENTS  AND  CONTRACTS.  ComSouth or either of its
Subsidiaries is not a party or subject to any of the following (whether written or oral, express or implied):
                     (1)  except  disclosed  in Schedule  5.1(DD)(1),  any
employment   contract  or  understanding   (including  any   understandings   or
obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director or employee (other than those which are terminable at will by ComSouth or its Subsidiaries without any obligation on the part of ComSouth or its Subsidiaries to make any payment in connection with such termination);
                     (2)   except as  disclosed  in Schedule  5.1(DD)(2),
any real or personal property lease with annual rental payments aggregating $5,000 or more; or
                     (3)   any material contract with any affiliate.
         5.2 ANCHOR'S REPRESENTATIONS AND WARRANTIES. Anchor hereby represent and warrants to ComSouth as follows:
             (A)    RECITALS.  The  facts  set forth in the  Recitals  of this
Agreement  with  respect to Anchor are true and correct.
             (B)    ORGANIZATION,  STANDING AND AUTHORITY. Anchor is duly
qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Anchor and its Subsidiaries have in effect all federal state, local and foreign governmental authorizations necessary for them to own or lease their properties and assets and to carry on their businesses as they are now conducted.

             (C)    SHARES.  The outstanding  shares of Anchor's  capital
stock are, and the shares to be issued in exchange for ComSouth Common Stock when issued will be, validly issued and outstanding, fully paid and nonassessable and subject to no preemptive rights.
             (D) CORPORATE POWER. Anchor has the corporate power and authority to carry on its business as it is now being conducted or will be conduced and to own all its material properties and assets.
             (E) CORPORATE AUTHORITY. Subject to the approval by its shareholders referred to in Section 7.1(A), this Agreement has been authorized by all necessary corporate action of Anchor and is a valid and binding agreement of Anchor, enforceable against Anchor in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.
             (F)    NO   DEFAULTS.   Subject  to  the   approval  by  its
shareholders referred to in Section 7.1(A), subject to receipt of the required regulatory approvals referred to in Section 7.1(B), and the required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation by Anchor and each of its Subsidiaries of the transactions contemplated by this Agreement does not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Anchor or any of its Subsidiaries or to which Anchor or any of its Subsidiaries or its properties is subject or bound,
(2) constitute a breach or violation of, or a default under its articles of incorporation or bylaws of Anchor or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument.
             (G)    FINANCIAL  REPORTS.  The  Annual  Report of Anchor on
Form 10-K for the fiscal year ended December 31, 1997, and all other documents filed or to be filed subsequent to December 31, 1997 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed with the SEC (in each such case, the "Anchor Financial

Reports") did not and will not contain any untrue statement of fact or omit to state a fact required to be stated or necessary to make the statements made, in light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets in or incorporated by reference into the Anchor Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in the Anchor Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth herein, in each case in accordance with GAAP, except as may be noted therein.
             (H)    NO EVENTS.  Since  December 31, 1997, no event has occurred which is reasonably likely to have a Material Adverse Effect on Anchor.
             (I)    LITIGATION;   REGULATORY   ACTION.   No   litigation,
proceeding or  controversy  before any court or  governmental  agency is pending that alleges claims under any fair lending law or other law relating to discrimination, including the Equal Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and no such litigation, proceeding or controversy has been threatened; and neither Anchor nor any of its Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority, and neither Anchor nor any of its Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.
             (J)    REPORTS.  Since  December  31,  1993,  Anchor and its
Subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (1) the FDIC, (2) the Federal Reserve

Board, and (3) any other Regulatory Authorities having jurisdiction with respect to Anchor and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of fact or omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
             (K) ACCURACY OF INFORMATION. The statements with respect to Anchor and its Subsidiaries contained in this Agreement, the Schedules and any other written documents executed and delivered by or on behalf of Anchor or any other Party pursuant to the terms of this Agreement are true and correct, and such statements and documents do not omit any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.
             (L) ABSENCE OF UNDISCLOSED LIABILITIES. Neither Anchor nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) except (1) as reflected the Anchor Financial Reports prior to the date of this Agreement, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1997. Since December 31, 1997, neither Anchor nor any of its Subsidiaries has incurred or paid any obligation or liability that, individually or in the aggregate, is unreasonably likely to have Material Adverse Effect on Anchor.
             (M) NO KNOWLEDGE. Anchor knows of no reason why the regulatory approvals referred to in Section 7.1(B) will not be obtained.
             (N) YEAR 2000 COMPLIANCE. Anchor has taken and is taking appropriate steps to assure, and believes, that computer software operated by Anchor and its Subsidiaries and their vendors will be able to properly process transactions and function after December 31, 1999.

         5.3 EXCEPTIONS TO REPRESENTATIONS.
             (A)    DISCLOSURE  OF  EXCEPTIONS.  Each  exception  set forth in a
Schedule is disclosed only for purposes of the representations referred in that exception, but the following conditions apply:
                    (1)  no  exception  is required  to be set forth in a
Schedule if its absence would not result in the related representation being found untrue or incorrect under the standard established by Section 5.3(B); and
                    (2) the mere inclusion of an exception in a Schedule is not an admission by a party that the exception represents a material fact, material set of facts, or material event or would result in a Material Adverse Effect with respect to that party.
             (B) NATURE OF EXCEPTIONS. No representation contained in this Article V will be found untrue or incorrect and no party to this Agreement will have breached a representation due to the following: the existence of any fact, set of facts, or event if the fact or event individually or taken together with other facts or events would not, or, in the case of Article V is not reasonably likely to, have a Material Adverse Effect with respect to such party.

                              ARTICLE VI. COVENANTS

         ComSouth hereby covenants to Anchor, and Anchor hereby covenants to ComSouth, that:
         6.1 BEST EFFORTS. Subject to the terms and conditions of this Agreement and to the exercise by its Board of Directors of such Board's fiduciary duties, it will use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as soon as practicable and to otherwise enable consummation of the transactions contemplated by this Agreement and will cooperate fully with the other Parties to that end.
         6.2 THE PROXY. ComSouth will promptly assist Anchor in the preparation of a joint proxy statement (the "Joint Proxy Statement") to be mailed to the holders of ComSouth Common Stock in connection with the transactions contemplated by this Agreement and to be filed by Anchor in a registration statement (the "Registration

Statement") with the SEC as provided in Section 6.8, which will conform to all applicable legal requirements. ComSouth and Anchor will call meetings (the "Meetings") of the holders of ComSouth Common Stock and the holders of Anchor Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated by this Agreement, and ComSouth and Anchor will use their respective best efforts to solicit and obtain votes of the holders of ComSouth Common Stock and the holders of Anchor Common Stock in favor of the transactions contemplated by this Agreement and, subject to the exercise of their respective fiduciary duties, the Boards of Directors of ComSouth and Anchor will recommend approval of such transactions by such holders.
         6.3 REGISTRATION STATEMENT -- COMPLIANCE WITH SECURITIES LAWS. When the Registration Statement or any post-effective amendment or supplement to the Registration Statement becomes effective, and at all times subsequent to such effectiveness, up to and including the dates of the Meetings, such Registration Statement, and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by or on behalf of ComSouth relating to ComSouth and by or on behalf of Anchor relating to Anchor,
(A) will comply in all material respects with the provisions of the Securities Act and any other applicable statutory or regulatory requirements, and (B) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. But, no Party will be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another Party furnished by or on behalf of such other Party specifically for use in the Registration Statement.
         6.4 REGISTRATION STATEMENT EFFECTIVENESS. Anchor will advise ComSouth, promptly after Anchor receives any notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Anchor Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.
         6.5 PRESS RELEASES. ComSouth will not, without the prior approval of Anchor, and Anchor will not, without the prior approval of ComSouth, issue any press release or written statement for general circulation relating to the transactions contemplated by this Agreement, except as otherwise required by law.
         6.6 ACCESS; INFORMATION.
             (A)     Upon  reasonable  notice,  each party will afford the
other party and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, to all of its properties, books, contracts, commitments and records and, during the period up to the Effective Date, ComSouth will promptly furnish (and cause its accountants and other agents to promptly furnish) to Anchor (1) a copy of each material report, schedule and other document filed by ComSouth with any Regulatory Authority, (2) such representations and certifications as are necessary for purposes of the pooling letter described in Section 7.2(F), and (3) all other information concerning the business, properties and personnel of ComSouth as Anchor may reasonably request, provided that no investigation pursuant to this Section 6.6 will affect or be deemed to modify or waive any representation or warranty made by ComSouth in this Agreement or the conditions to the obligations of ComSouth to consummate the transactions contemplated by this Agreement; and
             (B)    Anchor will not use any information obtained pursuant
to this Section 6.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement and, if this Agreement is terminated, will hold all confidential information and documents obtained pursuant to this paragraph in confidence (as provided in Section 9.6) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by Anchor or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed, and in the event of the termination of this Agreement, Anchor will, upon request by ComSouth, deliver to ComSouth all documents so obtained by Anchor or destroy such documents and, in the case of destruction, will certify such fact to ComSouth.
         6.7 ACQUISITION PROPOSALS.
             (A) ComSouth will not solicit, initiate or encourage inquiries or proposals with respect to, or, except as required by the fiduciary duties of the Board of Directors of ComSouth (as advised in writing by its outside counsel), furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, ComSouth or any merger or other business combination with ComSouth other than as contemplated by this Agreement ("Acquisition Proposal"); it will instruct its officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing; and it will notify Anchor immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, ComSouth.
             (B) ComSouth will immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Anchor with respect to any Acquisition Proposal.
         6.8 REGISTRATION STATEMENT PREPARATION; REGULATORY APPLICATIONS PREPARATION. Anchor will, as promptly as practicable following the date of this Agreement, prepare and file the Registration Statement with the SEC with respect to the shares of Anchor Common Stock to be issued to the holders of ComSouth Common Stock pursuant to this Agreement, and Anchor will use its best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing of the Registration Statement. Anchor will, as promptly as practicable following the date of this Agreement, prepare and file all necessary notices or applications with Regulatory Authorities having jurisdiction with respect to the transactions contemplated by this Agreement.
         6.9 APPOINTMENT OF DIRECTORS. Immediately after the Effective Date, Anchor will cause the appointment of four directors from the current directors of

ComSouth or its Subsidiaries to the Board of Directors of Anchor to hold office until such time as his or her successor is elected and qualified.
         6.10 EMPLOYMENT   AGREEMENTS.    Employment   agreements,   in   form
substantially similar to that attached as Exhibit C, will have been duly executed and delivered by Anchor and the parties to such employment agreements, including J. Michael Kapp, Arthur P. Swanson, John P. Barnwell, and Carmel Dodds, provided such persons have not terminated their employment with ComSouth or its Subsidiaries at or prior to the Effective Date.
         6.11 BLUE-SKY FILINGS. Anchor will use its best efforts to obtain, prior to the effective date of the Registration Statement, any necessary state securities laws or "blue sky" permits and approvals, provided that Anchor will not be required as a result to submit to general jurisdiction in any state.
         6.12 AFFILIATE AGREEMENTS. Comsouth will use its best efforts to induce each person who may be deemed to be an "affiliate" of ComSouth for purposes of Rule 145 under the Securities Act to execute and deliver to Anchor on or before the mailing of the Joint Proxy Statement for the ComSouth Meeting an agreement in the form attached hereto as Exhibit A restricting the disposition of such affiliate's shares of ComSouth Common Stock and the shares of Anchor Common Stock to be received by such person in exchange for such person's shares of ComSouth Common Stock. In the case of Anchor, Anchor agrees to use its best efforts to maintain the availability of Rule 145 for use by such "affiliates".
         6.13 TAKEOVER LAW. ComSouth will not take any action that would cause the transactions contemplated by this Agreement to be subject to any applicable takeover statute, and ComSouth will take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or, if necessary, challenge the validity or applicability of, any applicable takeover law.
         6.14 NO RIGHTS TRIGGERED. ComSouth will take all necessary steps to ensure that entering into this Agreement and the consummation of the transactions contemplated by this Agreement and any other action or combination of actions, or any other transactions contemplated by this Agreement, do not and will not (A) result in the grant of any rights to any Person under the Articles of Incorporation or Bylaws of ComSouth or under any agreement to which ComSouth is a party, or (B) restrict or impair in any way the ability of Anchor to exercise the rights granted to Anchor under this Agreement or the Stock Option Agreement.
         6.15 SHARES LISTED. Anchor will use its best efforts to cause to be listed, prior to the Effective Date, on The Nasdaq Stock Market, upon official notice of issuance, the shares of Anchor Common Stock to be issued to the holders of ComSouth Common Stock.
         6.16 CURRENT INFORMATION.
              (A)    During  the period from the date of this Agreement to
the Effective Date, both ComSouth and Anchor will, and will cause its representatives to, confer on a regular and frequent basis with representatives of the other.
              (B)    Both  ComSouth  and Anchor will  promptly  notify the
other of (1) any material change in the business or operations of it or its Subsidiaries, (2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to it or its Subsidiaries, (3) the initiation or threat of material litigation involving or relating to it or its Subsidiaries, or (4) any event or condition that might reasonably be expected to cause any of its representations or warranties set forth in this Agreement not to be true and correct in all material respects as of the Effective Date or prevent it or its Subsidiaries from fulfilling its or their obligations under this Agreement.
         6.17 SEVERANCE. On the Effective Date, Anchor will adopt a severance plan for employees of ComSouth and its Subsidiaries with terms as set forth in
Schedule 6.17.
         6.18  INDEMNIFICATION.
               (A) Anchor shall indemnify each officer, director and former director of ComSouth or its Subsidiaries named as a defendant in the lawsuit styled Roof v. Swanson et al which is pending in the Court of Common Pleas for Richland County, South Carolina, including the advancing of the expenses of defending the case.
               (B) Anchor agrees to purchase and keep in force for not less than three years directors' and officers' liability insurance to the extent available providing coverage for actions and omissions by officers and directors of ComSouth and its Subsidiaries for claims made during the period commencing with and after the Effective Date.
               (C) Following the Effective Date, each director and officer of ComSouth or any of its Subsidiaries shall be indemnified to the fullest extent permitted by South Carolina law by Anchor against all liabilities and the expense of defending claims of liability connected with or arising out of such director's or officer's service as such.

                           ARTICLE VII. CONDITIONS TO
                           CONSUMMATION OF THE MERGER

         7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the transactions contemplated by this Agreement are subject to the written waiver by such Party or the fulfillment on or prior to the Effective Date of each of the following conditions:
             (A) SHAREHOLDER VOTES. This Agreement will have been duly approved by the requisite vote of ComSouth's shareholders and of Anchor's shareholders under applicable law and the Articles of Incorporation and Bylaws of, respectively, ComSouth and Anchor.
             (B)    REGULATORY  APPROVALS. The Parties will have procured
all necessary regulatory consents and approvals by the appropriate Regulatory Authorities, any waiting periods relating to such consents and approvals will have expired, and no such approval or consent will have imposed any condition or requirement that, in the opinion of Anchor, would deprive Anchor of the material economic or business benefits of the transactions contemplated by this Agreement.
             (C) NO INJUNCTION. There will not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated by this Agreement.
             (D) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement will have become effective and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC or any other Regulatory Authority.

             (E) BLUE SKY PERMITS. Anchor will have received all state securities laws and "blue sky" permits necessary to consummate the Merger.
             (F)    TAX  OPINION.  Anchor and ComSouth will have received
an opinion from Gerrish & McCreary, P.C. to the effect that (1) the Merger constitutes a tax-free merger under Section 368(a)(1)(A) of the Code, and (2) no gain or loss will be recognized by shareholders of ComSouth who receive shares of Anchor Common Stock in exchange for their shares of the ComSouth Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests and, in rendering their opinion, Gerrish & McCreary, P.C. may require and rely upon representations contained in certificates of officers of Anchor, ComSouth and others.
             (G)    NASDAQ  LISTING. The shares of Anchor Common Stock to
be issued pursuant to this Agreement will have been approved for listing on The Nasdaq Stock Market subject only to official notice of issuance.
             (H)    FAIRNESS   OPINION.   Anchor   will  have   received,
immediately prior to the mailing of the Joint Proxy Statement to Anchor's shareholders, an opinion of Sandler O'Neill to the effect that the financial terms of the Merger are fair from a financial point of view to Anchor's shareholders.
        7.2 CONDITIONS TO OBLIGATIONS OF ANCHOR. The obligations of Anchor to consummate the transactions contemplated by this Agreement also are subject to the written waiver by Anchor or the fulfillment on or prior to the Effective Date of each of the following conditions:
             (A) LEGAL OPINION. Anchor will have received an opinion, dated the Effective Date, of Sinkler & Boyd, P.A., counsel for ComSouth, incorporating the opinions set forth in Exhibit B.
             (B)    OFFICERS'    CERTIFICATE.    (1)    Each    of    the
representations and warranties contained in this Agreement of ComSouth will be true and correct as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which will be true and correct as of such earlier date, and (2) the chief executive officers, chief financial officers, and chief lending officers of ComSouth and its Subsidiaries will sign a certificate, dated the Effective Date, certifying that each and all of the agreements and covenants of ComSouth to be performed and complied with pursuant to this Agreement on or prior to the Effective Date have been duly performed and complied with in all material respects.
             (C) RECEIPT OF AFFILIATE AGREEMENTS. Anchor will have received from each affiliate of ComSouth the agreement referred to in Section 6.11.
             (D)    ADVERSE  CHANGE.  During the period from December 31,
1997 to the Effective Date, there will not have been any material adverse change in the financial position or results of operations of ComSouth, nor will ComSouth have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and Anchor will have received a certificate dated the Effective Date signed by the Chief Executive Officer of ComSouth to such effect.
             (E)    DISSENTERS'  RIGHTS. The number of shares of ComSouth
Common Stock for which cash is to be paid because dissenters' rights of appraisal under the Appraisal Laws will have been effectively preserved as of the Effective Date or because of the payment of cash in lieu of fractional shares of Anchor Common Stock, will not exceed in the aggregate 6% of the outstanding shares of ComSouth Common Stock.
             (F)    POOLING  LETTER.  Anchor will have  received a letter
dated as of the Effective Date, in form and substance acceptable to Anchor, from Price Waterhouse LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment.
             (G) CAPITAL. ComSouth's capital will not be less than $16,500,000 on the Effective Date.
             (H) ALLOWANCE FOR LOAN AND LEASE LOSSES. ComSouth's allowance for possible loan and lease losses will not be less than 1.2% of ComSouth's total outstanding loans and leases and will be adequate to absorb ComSouth's anticipated loan and lease losses.
         7.3 CONDITIONS TO OBLIGATIONS OF COMSOUTH. The obligations of ComSouth to consummate the transactions contemplated by this Agreement also are subject to the written waiver by ComSouth or the fulfillment on or prior to the Effective Date of each of the following conditions:
             (A)    OFFICER'S    CERTIFICATE.    (1)    Each    of    the
representations and warranties of Anchor contained in this Agreement will be true and correct as of the date of this Agreement and upon the Effective Date, with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which will be true and correct as of such earlier date, and (2) each and all of the agreements and covenants of Anchor to be performed and complied with pursuant to this Agreement on or prior to the Effective Date will have been duly performed and complied with in all material respects, and ComSouth will have received a certificate dated the Effective Date signed by an executive officer of Anchor to such effect.
             (B)    ADVERSE  CHANGE.  During the period from December 31,
1997 to the Effective Date, there will not have been any material adverse change in the financial position or results of operations of Anchor, nor will Anchor have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and ComSouth will have received a certificate dated the Effective Date signed by an executive officer of Anchor to such effect.
             (C)    FAIRNESS   OPINION.   ComSouth  will  have  received,
immediately prior to the mailing of the Joint Proxy Statement to ComSouth's shareholders, an opinion of a qualified firm to the effect that the financial terms of the Merger are fair from a financial point of view to ComSouth's shareholders.
             (D)    LEGAL   OPINION.   ComSouth  will  have  received  an
opinion, dated the Effective Date, of Gerrish & McCreary, P.C., counsel for Anchor, incorporating the opinions set forth in Exhibit D.

                            ARTICLE VIII. TERMINATION

         8.1 EVENTS OF TERMINATION. This Agreement may be terminated prior to the Effective Date, either before or after receipt of required shareholder approvals:

             (A) MUTUAL CONSENT. By the mutual consent of Anchor and ComSouth, if the Board of Directors of each so determines by vote of a majority of the members of its entire board.
             (B) BREACH. By Anchor or ComSouth, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (A) a material breach by any other Party of any representation or warranty in this Agreement, which breach cannot be or has not been cured within 30 days after written notice of the breach has been given to the breaching Party, or (B) a material breach by any other Party of any of the covenants or agreements in this Agreement, which breach cannot be or has not been cured within 30 days after written notice of the breach has been given to the breaching Party.
             (C) DELAY. By Anchor or ComSouth, if its Board of Directors so determines by vote of a majority of the members of the entire Board, in the event that the Merger is not consummated by December 31, 1998; provided, however, that no Party that is in material breach of any of the provisions of this Agreement will be entitled to terminate this Agreement pursuant to this Section 8.1(C).
             (D) NO SHAREHOLDER APPROVAL. By Anchor or ComSouth, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, if the shareholder approval contemplated by Section 7.1(A) is not obtained at the Meetings or any adjournment(s) of the Meetings.
             (E) MARKET PRICE. By the Board of Directors of ComSouth, if it determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:
                    (1) the Average Closing Price shall be twenty percent(20%) less than the Starting Price; and
                    (2) (i) the quotient of the Average Closing Price divided by the Starting Price (such quotient being the "Anchor Ratio") shall be less than (ii) the quotient of the Average Index Price divided by the Index Price on the Starting Date less 0.10 of such quotient
(which quotient less 0.10 shall be the "Index Ratio");

subject, however, to the following: If ComSouth refuses to consummate the Merger pursuant to this Section 8.1(E), it shall give prompt written notice thereof to Anchor; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Anchor shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the Anchor Ratio. If Anchor makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to ComSouth of such election pursuant to this
Section 8.1(E) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 8.1(E).
             For purposes of this Section 8.1(E), the following terms shall have the meanings  indicated:
                    "Average Closing Price" shall mean the average of the
         daily last sales prices of Anchor Common Stock as reported on The Nasdaq Stock Market (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Anchor) for the 20 consecutive full trading days in which such shares are traded ending at the closing of trading on the Determination Date.
                     "Average  Index  Price" shall mean the average of the
         daily current market price of the Index for the 20 consecutive full trading days ending at the closing of trading on the Determination Date.
                     "Determination Date" shall mean the date on which the
         last consent of the Board of Governors of the Federal Reserve System shall be received.
                      "Index" shall mean the NASDAQ Bank Index which is a broad-based capitalization-weighted index of domestic and foreign common stock of banks that are traded on the Nasdaq National Market System as well as the SmallCap Market. The Index was developed with a base level of 100 as of February 5, 1971.
                     "Index Price" on a given date shall mean the current market price of the Index for that day.
                     "Starting Date" shall mean April 14, 1998.
                     "Starting Price" shall mean $41.00 per share.
                  If Anchor declares or effects a stock dividend, reclassification, recapitalization, split up, combination, exchange of shares, similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of Anchor shall be appropriately adjusted for the purposes of applying this Section 8.1(E).
         8.2 CONSEQUENCES OF TERMINATION.
             (A)    GENERAL CONSEQUENCES.  Subject to Section 6.6, in the
event of the termination or abandonment of this Agreement pursuant to the provisions of this Section 8.1, this Agreement will become void and have no force or effect, without any liability on the part of the Parties or any of their respective directors or officers or shareholders with respect to this Agreement.
             (B)    OTHER CONSEQUENCES.  Notwithstanding anything in this
Agreement to the contrary, no termination of this Agreement will relieve any Party of any liability for any breach of this Agreement or for any misrepresentation under this Agreement or be deemed to constitute a waiver of any remedy available for such breach or misrepresentation. In any action or proceeding in connection with such breach or misrepresentation, the prevailing Party will be entitled to reasonable attorneys' fees and expenses.
             (C)    TERMINATION FEE.  If this Agreement is terminated:
                    (1)(i) by Anchor, if at any time prior to the ComSouth Meeting, the Board of Directors of ComSouth shall have failed to recommend the Merger to the holders of ComSouth Common Stock, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Anchor, or (ii) by the action of the Board of Directors of ComSouth if a tender offer or exchange offer for 25% or more of the outstanding shares of ComSouth Common Stock is commenced (other than by Anchor) and the Board of ComSouth recommends that the stockholders of ComSouth tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within ten business days after the commencement thereof (which, in the case of an exchange offer, shall be the effective date of the registration statement relating to such exchange offer);
                    (2)  by  ComSouth  or Anchor  because of a failure to
obtain the required approval of the stockholders of ComSouth after an Acquisition Proposal for ComSouth shall have been publicly disclosed, or any Person shall have publicly disclosed an intention (whether or not conditional) to make an Acquisition Proposal; or
                    (3) by Anchor pursuant to Section 8.1(B) if the breach by ComSouth giving rise to such termination was willful and, at or prior to such termination, an Acquisition Proposal shall have been made known to ComSouth or any of its Subsidiaries or shall have been publicly disclosed to ComSouth's stockholders or any Person shall have made known to ComSouth or any of its Subsidiaries or otherwise publicly disclosed an intention (whether or not conditional) to make an Acquisition Proposal and regardless of whether such Acquisition Proposal shall have been rejected by ComSouth or withdrawn prior to the time of such termination, then, in such case, ComSouth shall pay to Anchor a termination fee of $2.5 million (the "Termination Fee"). Any Termination Fee that becomes payable pursuant to this Section shall be paid promptly following the receipt of a written request for Termination Fee to ComSouth from Anchor. Notwithstanding the foregoing, in no event shall ComSouth be obligated to pay any Termination Fee if ComSouth shall be entitled to terminate this Agreement pursuant to Section 8.1(B) due to a breach by Anchor.

                            ARTICLE IX. OTHER MATTERS

         9.1 SURVIVAL. Only those agreements and covenants in this Agreement that, by their express terms apply in whole or in part after the Effective Date, will survive the Effective Date. All other representations, warranties, and covenants will be deemed only to be conditions of the Merger and will not survive the Effective Date. If the Merger is abandoned and this Agreement is terminated, the provisions of Article VIII will apply and the agreements of the Parties in Section 6.6 will survive such abandonment and termination.
         9.2 WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Agreement may be (A) waived in writing by the Party benefitted by the provision, or (B) amended or modified at any time (including the structure of the transactions contemplated by this Agreement) by an agreement in writing among the Parties approved by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after the votes by the shareholders of Anchor and ComSouth, the consideration to be received by the shareholders of ComSouth for each share of ComSouth Common Stock will not thereby be altered. Nothing contained in this Section 9.2 is intended to modify Anchor's rights pursuant to Section 6.7.
         9.3 COUNTERPARTS. This Agreement may be executed in one or more facsimile counterparts, each of which will be deemed to constitute an original. This Agreement will become effective when one counterpart has been signed by each Party.
         9.4 GOVERNING LAW. This Agreement will be governed by, and interpreted in accordance with, the laws of the State of South Carolina, except as federal law may be applicable.
         9.5 EXPENSES. Each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement.
         9.6 CONFIDENTIALITY. Except as otherwise provided in Section 6.6(B), each of the Parties and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.
         9.7 NOTICES. All notices, requests and other communications hereunder to a "Party" will be in writing and will be deemed to have been duly given when delivered by hand, telegram, certified or registered mail, overnight courier, telecopier or telex (confirmed in writing) to such Party at its address set forth below or such other address as such Party may specify by notice to the Parties.

                  Anchor:           Anchor Financial Corporation
                                    2002 Oak Street
                                    Myrtle Beach, SC  29578
                 .                  Attn:  Stephen L. Chryst

                  with a copy to:   Gerrish & McCreary, P.C.
                                    700 Colonial Road - Suite 200
                                    Memphis, TN 38117
                                    Attn:  Ann W. Langston, Esq.

                  ComSouth:         ComSouth Bancshares, Inc.
                                    1136 Washington Street
                                    Suite 200
                                    Columbia, SC  29201
                                    Attn:  Arthur M. Swanson

                  with a copy to:   Sinkler & Boyd, P.A.
                                    1426 Main Street, Twelfth Floor
                                    Columbia, SC  29201
                                    Attn:  George S. King, Jr., Esq.

         9.8 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement represents the entire understanding of the Parties with reference to transactions contemplated by this Agreement and supersedes any and all other oral or written agreements previously made. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.9 HEADINGS. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

                             ANCHOR FINANCIAL CORPORATION


                             By:       /s/ Stephen L. Chryst
                                       ----------------------
                                       Stephen L. Chryst
                                       Its President and Chief Executive Officer


                             COMSOUTH BANKSHARES, INC.


                             By:       /s/ Arthur M. Swanson
                                       ----------------------
                                       Arthur M. Swanson
                                       Its President

























p:\clients\a10209\awl\agrepla2.mrg

                                   EXHIBIT 99

ANCHOR  FINANCIAL  CORPORATION  2002 OAK STREET,  MYRTLE  BEACH,  SC 29577
(803)448-1411

(Anchor News Release logo appears here)


 Anchor Financial Corporation and ComSouth Bankshares Announce Merger Agreement
               Anchor Financial Pushes Toward $1 Billion in Assets


Myrtle Beach, SC, April 14, 1998 - Anchor Financial Corporation and ComSouth Bankshares, Inc. today announced the signing of a definitive agreement to merge. The agreement has been unanimously approved by the boards of directors of both companies and is subject to the approval of shareholders of both companies and appropriate regulatory agencies. The transaction is expected to be completed in the third quarter of 1998.

Upon completion, ComSouth's two banks, the Bank of Charleston, located at 276 East Bay Street, and the Bank of Columbia, located at 1350 Main Street, will become part of Anchor's banking network. The result of this combination will bring Anchor Financial Corporation's asset size to nearly $842 million and expand its banking network to 21 offices in South Carolina and North Carolina.

The proposed transaction is expected to be accounted for as a pooling of interests and provides for a tax-free exchange of 0.75 shares of Anchor Financial Corporation common stock for each outstanding share of ComSouth common stock. Based on Anchor Financial Corporation's April 9 closing stock price of $41.00 and ComSouth's approximately 2.3 million outstanding shares of common stock, the transaction would have a value of approximately $30.75 per share, or a purchase price of $71.3 million. The merger is expected to have a positive impact on Anchor's earnings beginning in 1999.

Stephen L. Chryst, president and chief executive officer of Anchor Financial Corporation, stated, "The addition of ComSouth's two banks fits well with our growth strategies. With this merger, we have strengthened our presence in the Charleston market, where we already have two locations, while The Bank of Columbia provides us with a tremendous opportunity to expand into Richland County and the Midlands. Both companies have a demonstrated ability to grow rapidly and the combination of resources will only enhance this ability."

Arthur M. Swanson, chairman of the board of ComSouth, said, "The affiliation with Anchor Financial Corporation will allow us to provide our customers with a wider variety of products and services, including access to investment and trust services. We share a commitment to superior community bank service and look forward to the partnership that is being created."

                                    (M O R E)

Anchor Financial Corporation Announces Merger Agreement                    P. 2

Four current directors of ComSouth or its subsidiary banks will join the Anchor Financial Corporation board of directors upon completion of the merger, increasing to 20 the size of the Anchor board.

Arthur P. Swanson, president and chief executive officer of the Bank of Charleston, and J. Michael Kapp, president and chief executive officer of the Bank of Columbia, will remain in charge of operations in those cities and are expected to take on additional responsibilities in the leadership of the entire company. Chryst said, "The management culture of both companies is strong and the combination of management strengths is a key factor in this partnership."

Customers of both banks will continue to be served by the same employees who have helped them in the past and will not need to make any changes in their banking routine. After the merger is completed, customers of both institutions will be able to do their banking at any of The Anchor Bank offices in North Carolina and South Carolina. Customers will also have access to investment and trust services, as well as an array of electronic products.

Anchor Financial Corporation, with assets of $624.7 million, is the parent of The Anchor Bank, which operates nineteen banking offices in South Carolina and North Carolina. The Anchor Bank offers a full line of banking products and services.

Anchor Financial Corporation's common stock trades on the Nasdaq Stock MarketSM under the symbol AFSC.

ComSouth Bankshares, Inc. has assets of $217 million and is the parent of The Bank of Charleston, N.A. and The Bank of Columbia, N.A. Both banks offer a full line of banking products and services.

ComSouth  Bankshares'  common  stock is traded on the  American  Stock  Exchange
(AMEX) under the ticker symbol CSB.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including regulatory approvals, completion of the due diligence process, success of acquiring new locations and integrating newly-acquired branches, additional expansion opportunities, the effect of changing economic conditions, product demand, changes in the regulatory environment, and other risk factors detailed in Anchor's Securities and Exchange Commission filings.





Note:  Transmitted on Business Wire at 8:45 A.M. EST, April 14, 1998.

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